SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: April 5, 2006
QLT INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5
(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS
          On April 5, 2006, QLT Inc. (the “Company”) issued a news release announcing the decision of the U.S. Court of Appeals for the Federal Circuit to stay the injunction against the manufacture and sale of QLT USA Inc.’s Eligard® products that was entered on February 27, 2006, by the U.S. District Court for the Northern District of Illinois Eastern Division.
          Previously, the Court of Appeals had temporarily stayed the injunction while it was considering the motion for a stay filed by QLT USA and co-defendant Sanofi-Synthelabo, Inc. Following the earlier injunction decision, QLT USA’s U.S. marketing partner for Eligard, Sanofi-Synthelabo, Inc., had previously announced that it was discontinuing sales of Eligard in the U.S. until the expiry of the patent on May 1, 2006 that is the subject of the litigation with TAP Pharmaceuticals Products, Inc. As a result of the decision and reasons of the Court of Appeals to grant a stay of the injunction, Sanofi-Synthelabo has advised QLT USA it will re-launch Eligard in a limited manner in order to serve the public interest of patient safety.
          Under the order issued by the Court of Appeals, QLT USA is required to deposit into escrow the net Eligard sales revenues from the date of the injunction, February 27, 2006, until the expiration of the patent on May 1.
          The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Number	Description

99.1	Press Release issued by QLT Inc. on April 5, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

Dated: April 5, 2006